UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2018

Daktronics, Inc.
(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification Number)

201 Daktronics Drive
Brookings, SD  57006
(Address of principal executive office) (zip code)

(605) 692-0200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under “Item 3.03. Material Modification to Rights of Security Holders” of this Current Report on Form 8‑K with respect to the entry into a Rights Agreement (as described below) is incorporated into this Item 1.01 by reference.

Section 3 - Securities and Trading Markets

Item 3.03. Material Modification to Rights of Security Holders.

Effective on November 16, 2018, the Board of Directors (the “Board”) of Daktronics, Inc. (the “Company”) declared a dividend of one right (a “Right”) for each of the Company’s issued and outstanding shares of common stock, no par value per share (“Common Stock”). The dividend will be paid to the shareholders of record at the close of business on November 19, 2018 (the “Record Date”). Each Right entitles the holder, subject to the terms of the “Rights Agreement” (as defined below), to purchase from the Company one one-thousandth of one share of the Company’s Series A Junior Participating Preferred Stock (the “Preferred Stock”) at an initial exercise price of $25.00 per Right, subject to certain adjustments (the “Exercise Price”). The description and terms of the Rights are set forth in the Rights Agreement dated as of November 16, 2018 (the “Rights Agreement”) between the Company and Equiniti Trust Company, as Rights Agent.

The Rights will not be exercisable until the earliest to occur of (i) the close of business on the 10th business day after the first date of a public announcement that a person or a group of affiliated or associated persons (with certain exceptions, an “Acquiring Person”) has acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock and (ii) the close of business on the 10th business day after the date of the commencement by any person of, or of the first public announcement of the intention of any person to commence, a tender or exchange offer the consummation of which would result in such person becoming the beneficial owner of 20% or more of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”). Any existing shareholder or group that beneficially owns 20% or more of the Common Stock on November 16, 2018 will be grandfathered at its current ownership level. However, the Rights will become exercisable if at any time after the announcement of the Rights Agreement such shareholder or group increases its ownership of shares of Common Stock to an amount equal to or greater than the greater of (i) 20% of the shares of Common Stock then outstanding and (ii) the sum of (A) the lowest beneficial ownership of such person as a percentage of the shares of Common Stock outstanding at any time after the public announcement of the Rights Agreement plus (B) one share of Common Stock. Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D under the Securities Exchange Act of 1934, as amended, are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative position to the extent actual shares of Common Stock are directly or indirectly held by counterparties to the derivatives contracts.
With respect to certificates representing shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for shares of Common Stock registered in the names of the holders thereof and not by separate Rights Certificates, as described below. With respect to book entry shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by the balances indicated in the book entry account system of the transfer agent for the Common Stock. Until the earlier of the Distribution Date and the “Expiration Date” (as defined below), the transfer of any shares of Common Stock outstanding on the Record Date will also constitute the transfer of the Rights associated with such shares of Common Stock. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and such separate Rights Certificates alone will evidence the Rights.

The Rights, which are not exercisable until the Distribution Date, will expire at the earliest to occur of (i) the close of business on November 19, 2021; (ii) the time at which the Rights are redeemed pursuant to the Rights

Agreement; (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement; and (iv) the time at which the Rights are terminated upon the closing of any merger or other acquisition transaction involving the Company and a person pursuant to a merger or other acquisition agreement that has been approved by the Board before such person has become an Acquiring Person (the earliest of (i), (ii), (iii) and (iv) is referred to as the “Expiration Date”).

Each share of Preferred Stock will be entitled to receive, when, as and if declared, a minimum preferential quarterly dividend payment equal to the greater of $1.00 or 1,000 times the dividend declared per share of Common Stock. Upon the liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (i) $1,000.00 per share or (ii) an amount equal to 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes on all matters submitted to a vote of the shareholders of the Company, voting together with the Common Stock. Upon any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock.

The Exercise Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) upon a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock; (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock; or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of outstanding Rights and the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split, reverse stock split, stock dividend and other similar transactions.

If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right (other than Rights beneficially owned by the Acquiring Person, affiliates and associates of the Acquiring Person, and certain transferees thereof, which will have become null and void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right.

If, after a person or group of affiliated or associated persons becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associations of the Acquiring Person, and certain transferees thereof, which will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the acquiring company having a market value at the time of that transaction equal to two times the Exercise Price.

With certain exceptions, no adjustment in the Exercise Price will be required unless cumulative adjustments require an increase or decrease of at least 1% in the Exercise Price. No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of shares of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the then-current market price of the Preferred Stock or the Common Stock.

At any time after any person or group becomes an Acquiring Person and before the acquisition of beneficial ownership by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board, at its option, may exchange the Rights (other than Rights owned by such Acquiring Person, affiliates and associates of the Acquiring Person, and certain transferees thereof, which will have become null and void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company’s preferred stock having equivalent rights, preferences and privileges) at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per outstanding Right.

At any time before the time an Acquiring Person becomes such, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board shall determine. The redemption of the

Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

Immediately upon any redemption or exchange of the Rights, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price or the securities for which the Rights were exchanged.

Until a Right is exercised or exchanged, the holder of the Right, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

For so long as the Rights are redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights (other than holders of Rights owned by or transferred to any person who is or becomes an Acquiring Person, affiliates and associates of an Acquiring Person, and certain transferees thereof).

The Rights Agreement is attached to this Current Report on Form 8-K (the “Form 8-K”) as Exhibit 4.1 and is incorporated herein by reference. The description of the Rights Agreement herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.1

Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2018, in connection with the adoption of the Rights Agreement, the Board approved Articles of Amendment to Amended and Restated Articles of Incorporation (the “Articles of Amendment”). The Articles of Amendment were filed with the Secretary of State of the State of South Dakota. See the description in Item 1.01 of this Form 8-K (which incorporates by reference Item 3.03 of this Form 8-K) for a more complete description of the rights and preferences of the Preferred Stock. The Articles of Amendment are attached to this Form 8-K as Exhibit 3.1 and are incorporated herein by reference. The description of the Articles of Amendment herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 3.1.

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure.

On November 16, 2018, the Company issued a press release announcing the adoption of the Rights Agreement, the declaration of the dividend of the Rights and the Articles of Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of the form of Current Report on Form 8-K, the information in the foregoing paragraph, including Exhibit 99.1, is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits identified in the attached Exhibit Index are filed or furnished, as applicable, as part of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/Sheila M. Anderson
Sheila M. Anderson, Chief Financial Officer
Date: November 16, 2018

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Daktronics, Inc. dated November 16, 2018.
4.1	Rights Agreement dated as of November 16, 2018 between Daktronics, Inc. and Equiniti Trust Company as Rights Agent.
99.1	Press release of Daktronics, Inc. dated November 16, 2018.